Exhibit 99.1

NEWS RELEASE

NCI Building Systems Reports

First Quarter 2015 Fiscal Year Results

HOUSTON, March 10, 2015 -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the first fiscal quarter ended February 1, 2015.

First Quarter 2015 Financial and Operational Highlights:

•	Sales rose 3.9% to $322.9 million, compared to last year’s first quarter
•	Gross profit margin expanded 320 basis points year-over-year to 22.3%
•	First quarter operating income increased to $4.6 million from a loss of $3.2 million in last year’s first quarter
•	Net loss per diluted common share was $(0.00) and adjusted net income per diluted common share was $0.03
•	Adjusted EBITDA rose 145.3% to $19.6 million, compared to $8.0 million in the prior year’s first quarter
•	Buildings backlog grew 10% year-over-year and consolidated backlog increased 7% to $333 million
•	CENTRIA acquisition closed on January 16, 2015 funded with $250 million in Senior Notes

Norman C. Chambers, Chairman, President and Chief Executive, commented, “Our first quarter financial performance marks the third consecutive quarter of year-over-year improvement in Adjusted EBITDA growth and the best first quarter performance since 2008. Our streamlined manufacturing organization, commercial discipline and supply chain management continue to drive improved financial results. Modest revenue growth was accompanied by a $7.7 million year-over-year improvement in operating income, demonstrating the Company’s operating leverage, which is consistent with achieving our mid-cycle recovery goal. We expect our simplified organizational structure will continue to support greater efficiency and improved execution as market growth continues.”

First Quarter 2015 Results

First quarter sales increased 4% to $322.9 million from $310.7 million in last year's first quarter, driven primarily by higher volumes in our legacy single skin business and the partial month contribution of the CENTRIA acquisition that closed on January 16, 2015.

Gross profit increased 22% to $72.1 million from $59.2 million in the first quarter of 2014, and gross profit margin expanded 320 basis points to 22.3%, compared to 19.1% in the prior year’s period. Contributing to the higher margins were improved manufacturing efficiencies and supply chain management combined with the benefit of higher margin product mix and continued commercial discipline.

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Operating income increased meaningfully to $4.6 million in the current quarter from a loss of $3.2 million in the first quarter 2014 due to the expansion in gross profit margin.

As noted above, Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company's term loan credit agreement was $19.6 million, up 145% from $8.0 million in the prior year’s period. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the accompanying financial tables.

The Company reported a net loss of $0.3 million, or $(0.00) per diluted common share in the first quarter of 2015, which included $1.7 million of strategic development and acquisition related costs, $1.5 million of restructuring charges primarily related to the announced closure of the Caryville, Tennessee manufacturing facility and other severance costs and $1.0 million of short lived acquisition method fair value adjustments. Excluding the impact of these three special charges, the Company reported adjusted net income, a non-GAAP measure of $2.3 million, or $0.03 per diluted common share compared to an adjusted net loss of $4.0 million, or $(0.05) per diluted common share, in the first quarter of 2014.

Cash and cash equivalents ended at $50.7 million compared to $16.6 million in the comparable period in fiscal 2014. In addition, the Company’s $150.0 million ABL facility remains undrawn as of February 1, 2015.

Fiscal First Quarter 2015 Segment Performance

Third party sales in the Coatings group were $24.4 million and relatively flat with last year’s first quarter. Total sales, including intercompany activity, increased $1.3 million, or 2%, to $55.6 million from $54.3 million when compared to the same quarter in 2014. Operating income declined to $4.0 million in the first quarter of fiscal 2015 compared to $6.5 million reported in the same period last year, which included a $1.0 million benefit for insurance recovery related to the August 2013 fire at the Jackson, Mississippi facility. The Coatings segment continues to pursue product and end-market diversification as well as operational efficiencies to drive profitable growth.

The Components group generated a $14.7 million, or 11%, increase in third-party sales during the quarter. Total sales, including internal activity, increased $14.6 million, or 9%, to $172.8 million from $158.2 million in the prior year quarter. Operating income increased 103% to $8.3 million compared to $4.1 million in the same quarter in 2014. Every brand in the Components group achieved year-over-year improvement as our organic sales and service growth initiatives continued to enhance performance. CENTRIA contributed $8.5 million in sales (reflecting approximately 2 weeks of results included in the quarter), and we expect the CENTRIA business to be substantially integrated into NCI’s operations by the end of our fiscal third quarter.

Third party sales in the Buildings group decreased 2% to $144.5 million in the fiscal first quarter from $146.7 million in the prior year’s quarter, primarily due to slightly lower volumes. Total sales, including intercompany activity, were $149.8 million, a decrease of $2.4 million, or 2%, from $152.2 million in the same period in 2014. Operating income increased significantly to $8.7 million in the current quarter when compared to $1.6 million in the prior year’s quarter. Despite the decline in volumes, the Buildings group continued to benefit from strong margins and backlog growth during the quarter and expects to maintain operational momentum supported by the commercial discipline and manufacturing efficiencies now in place.

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Market Commentary

Leading indicators for nonresidential construction activity continue to indicate positive momentum into fiscal year 2015, the fifth year of nonresidential recovery. The most recently available CBRE Econometric Advisors data reflects a continuation of increasing demand for the industrial property sector. We expect that declining vacancy rates will sustain new construction starts especially in the higher volume sectors of warehousing through the current calendar year.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index declined from 47.8 in December 2014 to 46.9 in January 2015. The Architectural Billings Index expanded in December from November by 1.3 points but softened in January to 49.9. Prior to the January 2015 reading, the Architectural Billings Index had been above 50 for the previous eight months and was above 50 in ten of the twelve months in 2014. Due to the leading nature of the Architectural Billings Index, the reported index values in the last eight months of 2014 suggest increasing levels of U.S. nonresidential construction spending in 2015. Further, the New Projects Inquiry Index registered 59.1 in December 2014 and 58.7 in January, signaling continued positive momentum for near-term architectural billings.

The January 2015 Federal Reserve’s Senior Loan Officer Survey indicated modest easing of lending standards for commercial and industrial loans. Over the past three months, banks have experienced slightly increased demand for nonresidential investment loans for commercial and industrial projects.

Summary/Outlook

Mr. Chambers remarked, “Our first quarter 2015 financial results reflect the positive momentum in NCI’s business performance that began in the second half of last year. Our strategic investments have focused on developing quality processes, simplifying our organizational structure, expanding product offerings and creating centers of manufacturing excellence, all of which are anchored by commercial discipline. As these initiatives continue to mature, we expect to sustain the benefit of improving margins and increasing profitability despite the choppy, slow-growth recovery.”

“We are encouraged that our bookings and backlog trends continue to indicate a nonresidential recovery, especially in the commercial and institutional end markets. The increased level of higher-complexity bookings we achieved during the first quarter suggests the continuation of strong margins in our Buildings group. Our objective is to achieve year-over-year improvement throughout fiscal 2015, excluding the effects of unusual or special items, as we continue to seek opportunities to improve our efficiencies. ” Mr. Chambers concluded.

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the tab Quarterly Earnings and Transcripts.

Conference Call Information

The NCI Building Systems, Inc. first quarter 2015 conference call is scheduled for Wednesday, March 11, 2015, at 9:00 AM ET. Please dial 1-888-407-0672 (toll free) or 412-902-0003 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-888-660-6853 (toll free) or 201-612-7415 and the passcode 13600785# when prompted. The taped replay will be available two hours after the call through March 18, 2015.

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About NCI Building Systems

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit

www.ncibuildingsystems.com.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," “plan”, "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to integrate CENTRIA with the Company’s business and realize anticipated benefits of such acquisition, industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by the selling stockholders; substantial governance and other rights held by the selling stockholders; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 2014 and in the Company’s Quarterly Report on Form 10-Q for the quarter period ended February 1, 2015, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

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NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended
	February 1,	February 2,
	2015	2014

Sales	$322,926	$310,666
Cost of sales, excluding gain on insurance recovery	250,787	252,428
Gain on insurance recovery	-	(987)
Gross profit	72,139	59,225
	22.3%	19.1%

Engineering, selling, general and administrative expenses	62,869	61,380
Intangible asset amortization	1,493	1,013
Strategic development and acquisition related costs	1,729	-
Restructuring charges	1,477	-
Income (loss) from operations	4,571	(3,168)

Interest income	7	26
Interest expense	(3,987)	(3,126)
Foreign exchange loss	(1,401)	(701)
Other income, net	-	205

Loss before income taxes	(810)	(6,764)
Benefit from income taxes	(490)	(2,506)
	60.4%	37.1%

Net loss	$(320)	$(4,258)

Loss per common share:
Basic	$(0.00)	$(0.06)
Diluted	$(0.00)	$(0.06)

Weighted average number of common shares outstanding:
Basic	73,070	73,515
Diluted	73,070	73,515

Increase in sales	3.9%	4.4%

Gross profit percentage	22.3%	19.1%

Engineering, selling, general and administrative
expenses percentage	19.5%	19.8%

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NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	February 1,	November 2,
	2015	2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$50,716	$66,651
Restricted cash	980	-
Accounts receivable, net	146,160	136,923
Inventories, net	165,626	131,497
Deferred income taxes	21,769	21,447
Income tax receivable	2,439	-
Prepaid expenses and other	29,159	22,773
Investments in debt and equity securities, at market	5,392	5,549
Assets held for sale	5,690	5,690
Total current assets	427,931	390,530

Property, plant and equipment, net	275,395	244,714
Goodwill	195,070	75,226
Intangible assets, net	135,464	44,923
Deferred financing costs, net	12,395	3,290
Total assets	$1,046,255	$758,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$2,384	$2,384
Note payable	-	418
Accounts payable	128,122	118,164
Accrued compensation and benefits	61,661	50,666
Accrued interest	2,812	1,820
Other accrued expenses	75,330	72,259
Total current liabilities	270,309	245,711

Long-term debt, net	482,407	233,003
Deferred income taxes	23,924	20,219
Other long-term liabilities	21,493	13,208
Total long-term liabilities	527,824	266,430

Common stock	740	737
Additional paid-in capital	633,975	630,297
Accumulated deficit	(371,870)	(371,550)
Accumulated other comprehensive loss	(9,003)	(8,739)
Treasury stock, at cost	(5,720)	(4,203)
Total stockholders' equity	248,122	246,542

Total liabilities and stockholders' equity	$1,046,255	$758,683

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NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Three Months Ended
	February 1,	February 2,
	2015	2014

Cash flows from operating activities:
Net Income (loss)	$(320)	$(4,258)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	9,731	8,767
Deferred financing cost amortization	113	288
Share-based compensation expense	2,933	3,179
Gain on insurance recovery	-	(987)
(Recovery of) Provision for doubtful accounts	(149)	1,009
Provision for (benefit from) deferred income taxes	5,602	(2,564)
Excess tax benefits from share-based compensation arrangements	(394)	(1,583)
Changes in operating assets and liabilities:
Accounts receivable	28,395	22,713
Inventories	(6,021)	(15,521)
Income tax receivable	(1,374)	26
Prepaid expenses and other	(264)	(70)
Accounts payable	(17,949)	(39,345)
Accrued expenses	(22,521)	(5,498)
Other, net	7	(131)

Net cash provided by operating activities	(2,211)	(33,975)

Cash flows from investing activities:
Acquisition, net of cash required	(247,123)	-
Proceeds from insurance	-	987
Capital expenditures	(5,002)	(4,735)

Net cash used in investing activities	(252,125)	(3,748)

Cash flows from financing activities:
Proceeds from stock options exercised	353	-
Issuance of debt	250,000	-
Payments on term loan	(596)	(600)
Payments on note payable	(417)	(482)
Proceeds from Amended ABL Facility	-	20,000
Payments on Amended ABL Facility	-	(20,000)
Payment of financing costs	(9,218)	(25)
Purchase of treasury stock	(1,517)	(23,325)
Excess tax benefits from share-based compensation arrangements	394	1,583

Net cash provided by (used in) financing activities	238,999	(22,849)
Effect of exchange rate changes on cash and cash equivalents	(598)	(265)
Net decrease in cash and cash equivalents	(15,935)	(60,837)

Cash and cash equivalents at beginning of period	66,651	77,436

Cash and cash equivalents at end of period	50,716	16,599

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NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	February 1, 2015		February 2, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$55,610	15	$54,267	15	$1,343	2.5%
Metal components	172,789	46	158,193	43	14,596	9.2%
Engineered building systems	149,799	39	152,237	42	(2,438)	-1.6%
Total sales	378,198	100	364,697	100	13,501	3.7%
Less: Intersegment sales	55,272	15	54,031	15	1,241	2.3%
Total net sales	$322,926	85	$310,666	85	$12,260	3.9%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$3,977	7	$6,495	12	$(2,518)	-38.8%
Metal components	8,336	5	4,111	3	4,225	102.8%
Engineered building systems	8,718	6	1,640	1	7,078	431.5%
Corporate	(16,460)	-	(15,414)	-	(1,047)	-6.8%
Total operating income (loss) (% of sales)	$4,571	1	$(3,168)	(1)	$7,738	244.3%

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NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED FEBRUARY 1, 2015 AND FEBRUARY 2, 2014
(In thousands)
(Unaudited)

	Fiscal Three Months Ended February 1, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$3,977	$8,336	$8,718	$(16,460)	$4,571
Restructuring charges	-	606	871	-	1,477
Strategic development and acquisition related costs	-	-	-	1,729	1,729
Short lived acquisition method fair value adjustments	-	972	-	-	972
Adjusted operating income (loss) (1)	$3,977	$9,914	$9,589	$(14,731)	$8,749

	Fiscal Three Months Ended February 2, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,495	$4,111	$1,640	$(15,414)	$(3,168)
Gain on insurance recovery	(987)	-	-	-	(987)
Secondary offering costs	-	-	-	704	704
Adjusted operating income (loss) (1)	$5,508	$4,111	$1,640	$(14,710)	$(3,451)

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

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NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER NONCASH ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	May 4,	August 3,	November 2,	February 1,	February 1,
	2014	2014	2014	2015	2015
Net income (loss)	$(4,905)	$6,089	$14,259	$(320)	$15,123
Add:
Depreciation and amortization	8,941	8,994	9,220	9,731	36,886
Consolidated interest expense, net	3,035	3,142	3,053	3,980	13,210
Provision (benefit) for income taxes	(3,057)	2,837	4,215	(490)	3,505
Restructuring charges	-	-	-	1,477	1,477
Gain on insurance recovery	(324)	-	-	-	(324)
Secondary offering costs	50	-	-	-	50
Strategic development and acquisition related costs		1,486	3,512	1,729	6,727
Short lived acquisition method inventory fair value adjustments	-	-	-	583	583
Non-cash charges:
Share-based compensation	2,563	2,404	2,022	2,933	9,922
Embedded derivative	-	-	-	-	-

Adjusted EBITDA (1)	$6,303	$24,952	$36,281	$19,623	$87,159

	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	Trailing 12 Months
	April 28,	July 28,	November 3,	February 2,	February 2,
	2013	2013	2013	2014	2014
Net income (loss)	$(5,342)	$(12,192)	$8,276	$(4,258)	$(13,516)
Add:
Depreciation and amortization	8,809	9,066	9,012	8,767	35,654
Consolidated interest expense, net	6,149	5,130	3,334	3,100	17,713
Provision (benefit) for income taxes	(2,506)	(9,933)	5,410	(2,506)	(9,535)
Debt extinguishment costs, net	-	21,491	-	(987)	20,504
Gain on insurance recovery	-	-	(1,023)	-	(1,023)
Unreimbursed business interruption costs	-	-	500		500
Secondary offering costs	-	-		704	704
Non-cash charges:
Share-based compensation	3,445	3,448	4,565	3,179	14,637
Embedded derivative	(4)	(50)	-	-	(54)

Adjusted EBITDA (1)	$10,551	$16,960	$30,074	$7,999	$65,584

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan Facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(Unaudited)

	Fiscal Three Months Ended
	February 1,	February 2,
	2015	2014
Net loss per diluted common share, GAAP basis	$(0.00)	$(0.06)
Gain on insurance recovery, net of taxes	-	(0.01)
Secondary offering costs, net of taxes	-	0.01
Foreign exchange loss, net of taxes	-	0.01
Strategic development and acquisition related costs, net of taxes	0.01	-
Restructuring charges, net of taxes	0.01	-
Short lived acquisition method fair value adjustments, net of taxes	0.01	-
Adjusted net income (loss) per diluted common share (1)	$0.03	$(0.05)

	Fiscal Three Months Ended
	February 1,	February 2,
	2015	2014
Net loss applicable to common shares, GAAP basis	$(320)	$(4,258)
Gain on insurance recovery, net of taxes	-	(608)
Secondary offering costs, net of taxes	-	434
Foreign exchange loss, net of taxes	-	442
Strategic development and acquisition related costs, net of taxes	1,065	-
Restructuring charges, net of taxes	910	-
Short lived acquisition method fair value adjustments, net of taxes	599	-
Adjusted net income (loss) applicable to common shares (1)	$2,254	$(3,990)

(1)	The Company discloses a tabular comparison of Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our consolidated statement of operations.

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NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal		Fiscal			%
	1st Qtr 2015		1st Qtr 2014		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$55,610	15%	$54,267	15%	1,343	2.5%
Less: Intersegment sales	31,206		29,677		1,529	5.2%
Third Party Sales	$24,404	8%	$24,590	8%	(186)	-0.8%

Operating Income	$3,977	16%	$6,495	26%	(2,518)	-38.8%

Metal Components
Total Sales	$172,789	46%	$158,193	43%	14,596	9.2%
Less: Intersegment sales	18,761		18,847		(86)	-0.5%
Third Party Sales	$154,028	47%	$139,346	45%	14,682	10.5%

Operating Income	$8,336	5%	$4,111	3%	4,225	102.8%

Engineered Building Systems
Total Sales	$149,799	39%	$152,237	42%	(2,438)	-1.6%
Less: Intersegment sales	5,305		5,507		(202)	-3.7%
Third Party Sales	$144,494	45%	$146,730	47%	(2,236)	-1.5%

Operating Income	$8,718	6%	$1,640	1%	7,078	431.6%

Consolidated
Total Sales	$378,198	100%	$364,697	100%	13,501	3.7%
Less: Intersegment	55,272		54,031		1,241	2.3%
Third Party Sales	$322,926	100%	$310,666	100%	12,260	3.9%

Operating Income	$4,571	1%	$(3,168)	-1%	7,739	244.3%